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                                                                     EXHIBIT 4.5

                           Ambac Assurance Corporation
                             One State Street Plaza
                               New York, NY 10004

                         NOTE GUARANTY INSURANCE POLICY

POLICY NO.:     AB0551BE

INSURED

OBLIGATION:     Scheduled Notes Payments Under the $300,000,000 MONY
                Holdings, LLC Series A Floating Rate Notes due 2017

     The Insurer, in consideration of the payment of the premium and subject solely to the terms and conditions of this Policy, hereby agrees as follows:

     (1) Definitions. Except to the extent expressly modified by an endorsement
         ------------
hereto, the terms specified below shall have the meanings specified for all purposes of this Policy. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture in effect as of the date of execution of this Policy:

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York generally are authorized or obligated by law or executive order to close.

     "Fiscal Agent" has the meaning specified in Section 7 hereof.

     "Indenture" means that certain Indenture, dated as of April 30, 2002, by and among the Issuer, MONY Group (for the limited purposes set forth therein), the Insurer and the Trustee, as amended, supplemented or modified to the date hereof in accordance with its terms, but without regard to any amendment, supplement or modification thereto not approved or ratified in writing by the Insurer.

     "Insured Notes" means the $300,000,000 aggregate principal amount of MONY Holdings, LLC Series A Floating Rate Notes due 2017 under the Indenture.

     "Insured Payment" term, first page of master

     "Insurer" means Ambac Assurance Corporation, a Wisconsin stock insurance company.

     "Issuer" means MONY Holdings, LLC, a Delaware limited liability company.

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     "Noteholder" means the registered owner of any Insured Note as indicated on the registration books maintained by or on behalf of the Issuer for such purpose.

     "Notes Deficiency Amount" means, with respect to any Scheduled Payment Date, the amount of any Scheduled Notes Payment which is due and payable on such Scheduled Payment Date but which is unpaid.

     "Notes Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or express mail from, or personally delivered by, the Trustee to the Insurer specifying the Notes Deficiency Amount and/or Preference Amount which shall be due and owing on the applicable Scheduled Payment Date.

     "Order" has the meaning specified in Section 4(a) hereof.

     "Policy" means this Note Guaranty Insurance Policy, No. AB0551BE, including each endorsement hereto.

     "Preference Amount" means any Notes Deficiency Amount previously distributed to a Noteholder on the Insured Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to applicable bankruptcy, insolvency, receivership or similar law, in accordance with a final nonappealable Order, not subject to any stay.

     "Receipt" and "Received" mean actual delivery to the Insurer and to the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; provided, that delivery either (x) on a day that is not a Business Day or
(y) after 12:00 noon, New York City time, shall be deemed to be delivered to the Insurer or the Fiscal Agent, if any, on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the Insurer or its Fiscal Agent, if any, shall promptly so advise the Trustee so the Trustee may submit an amended notice.

     "Scheduled Notes Payments" means with respect to a Scheduled Payment Date, all scheduled payments relating solely to the Insured Notes in respect of principal and interest payable by the Issuer under the terms of the Indenture, in each case (x) in accordance with the original terms of the Insured Notes when issued and (y) without regard to any amendment or modification of the Insured Notes or the Indenture except amendments or modifications to which Issuer has given its prior written consent. Scheduled Notes Payments shall not include:

     (a) payments that become due on an accelerated basis as a result of (x) an Event of Default, (y) a redemption of the Insured Notes in accordance with the Indenture, or (z) any other cause, unless, in each case, Issuer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration; provided, in the event Issuer does not so elect, this Policy will continue to guarantee payment on the Insured Notes in accordance with their original terms;


                                      -2-

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          (b) any amounts due in respect of the Insured Notes attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any Default or Event of Default in respect of the Insured Notes, or by reason of any deterioration of the creditworthiness of the Issuer;

          (c) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Notes Payment;

          (d) any payment on Insured Notes with respect to which a deposit has been made pursuant to Section 13.03(1) of the Indenture (which but for this sentence would be a Scheduled Notes Payment) due after such deposit is made;

          (e) any default, redemption or other make whole premium with respect to the Insured Notes; or

          (f) Liquidated Damages.

     "Scheduled Payment Due" means the date of Scheduled Notes Payments in accordance with the original terms of the Insured Notes when issued and without regard to any amendment or modification of the Insured Notes or the Indenture except amendments or modifications to which the Insurer has given its prior written consent.

     "Term of this Policy" means, with respect to any payments for Notes Deficiency Amounts or Preference Amounts, the period from and including the date of issuance of this Policy to and including the latest of the date on which (x) all Scheduled Notes Payments have been paid that are required to be paid by the Issuer under the Indenture, (y) any period during which any Scheduled Notes Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law shall have expired and (z) if any proceedings requisite to avoidance of any Scheduled Notes Payment as a preference payment have been commenced prior to the occurrence of clauses (x) and (y) above, a final and nonappealable Order in resolution of each such proceeding shall have been entered; provided, that if the Noteholders are required to return any Preference Amount as a result of any such proceeding, then the Term of this Policy shall terminate on the date on which the Insurer has made all payments required to be made under the terms of this Policy in respect of all such Preference Amounts.

     (2) Insurance Agreement.
         -------------------

          (a) The Insurer unconditionally and irrevocably guarantees, subject only to the terms hereof:

               (i) the full and complete payment by the Issuer of Scheduled Notes Payments; and

               (ii) the payment any Preference Amount.

               (b) Other than as set forth therein, the obligations of the Insurer to make payment hereunder are absolute and unconditional, irrespective of the value,

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               validity or enforceability of the obligations of the Issuer, MONY
               Group or MONY Life under any of the Transaction Documents or Subsequent Transaction Documents (each as defined in the Insurance Agreement) or any other agreement or instrument referred to therein and, to the fullest extent permitted by applicable law, irrespective of any other circumstances that might otherwise constitute a legal or equitable discharge or defense of an insurer to make payment in its capacity as such.

               (c) The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are (i) paid by the Issuer in accordance with the Indenture or (ii) paid by the Insurer to the Trustee or any receiver, conservator, debtor-in-possession or trustee in bankruptcy named in an Order, whether or not such funds are properly applied by the Trustee or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Order.

               (d) Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Insured Notes (including any early redemption), unless the Insurer, in its sole discretion, determines to make the Insured Payment on an accelerated basis.

               (e) The Insurer shall be entitled to pay any amount hereunder in respect of Scheduled Notes Payments on the Insured Notes, including any amount due on the Insured Notes on an accelerated basis, whether or not any notice and certificate shall have been Received by the Insurer as provided herein; provided, however, that by acceptance of this Policy the Trustee agrees to provide to the Insurer, upon the Insurer's request to the Trustee, a notice and certificate in respect of any such payments made by the Insurer. The Insurer shall be entitled to pay hereunder any amount that becomes due on the Insured Notes on an accelerated basis at any time or from time to time after such amount becomes due, in whole or in part, prior to the scheduled date of payment thereof. Scheduled Notes Payments insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of such payment of principal.


     (3) Exclusions. This Policy does not cover, and the Insurer does not
         -----------
guarantee or undertake to make, any payment:


          (a) in respect of shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability); or

          (b) which is not an Insured Payment.

     (4) Notices and Conditions to Payment in Respect of Scheduled Notes
         ---------------------------------------------------------------
Payments Avoided as Preference Payments. Following Receipt by the Insurer of a
----------------------------------------
Notes Notice,


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the Insurer will pay any Preference Amount on the Business Day following Receipt by the Insurer of:

          (a) a certified copy of the order of the court or other governmental body which validly exercised jurisdiction requiring the return of such Preference Amount (the "Order");

          (b) an opinion of counsel satisfactory to the Insurer that such Order is final, is not subject to any stay and is not subject to appeal; and

          (c) an assignment duly executed and delivered by the Trustee, in such form as is reasonably required by the Insurer and provided to the Trustee, irrevocably assigning to the Insurer all rights and claims of the Trustee relating to or arising under the Insured Notes against the estate of the Issuer or otherwise which made or benefited from such preference payment;

     provided, that the Insurer shall not be obligated to make any payment in respect of any Preference Amount prior to the time the Insurer would have been required to make payment of such amount.

     Such payments shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Noteholder directly (unless such Noteholder shall have previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

     (5) Notices and Conditions to Payment in Respect of Scheduled Notes
         ---------------------------------------------------------------
Payments. Following receipt by the Insurer of a Notes Notice, the Insurer will
---------
pay the Notes Deficiency Amount payable hereunder no later than 12:00 noon, New York City time, on the later of (x) the Scheduled Payment Date on which the related Notes Deficiency Amount is due and (y) the second Business Day following Receipt of such Notice.

     Payments. Insured Payments due hereunder, unless otherwise stated herein,
     --------
will be disbursed by the Insurer to the Trustee on behalf of the Noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     (7) Fiscal Agent. At any time during the Term of this Policy, the Insurer
         -------------
may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at its address specified in the Indenture specifying the name and address of the Fiscal Agent; provided, however, that the appointment of such a Fiscal Agent shall not relieve the Insurer of its obligations or liabilities hereunder. From and after the date of receipt of such notice by the Trustee, (x) copies of all notices and other documents required to be delivered to the Insurer pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to the Insurer and shall not be deemed Received until Received by both and (y) all payments required to be made by the Insurer under this Policy may be made directly by the Insurer or by

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the Fiscal Agent on behalf of the Insurer. The Fiscal Agent shall be the agent of the Insurer only and the Fiscal Agent shall in no event be liable to the Trustee or any Noteholder for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

     (8) Subrogation. The Insurer shall be subrogated to the rights of each
         ------------
Noteholder to receive payments under the Insured Notes to the extent of any payment by the Insurer under this Policy.

     (9) Notice. Any notice hereunder or service of process on the Insurer may
         -------
be made at the following address, or such other address as the Insurer shall specify to the Trustee in writing:

                  Ambac Assurance Corporation
                  One State Street Plaza
                  New York, New York 10004

                  Attention:        Managing Director, Structured Finance and
                                    Credit Derivatives Group
                  Telephone:        (212) 668-0340
                  Facsimile:        (212) 797-5755


     (10) Governing Law. This Policy is being issued under and pursuant to, and
          --------------
shall be governed by and construed and enforced under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York.

     (11) Exclusion from Guaranty Fund. THE INSURANCE PROVIDED BY THIS POLICY IS
          -----------------------------
NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN
ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     (12) Entire Agreement. This Policy sets forth the full understanding of the
          -----------------
Insurer with respect to the subject matter set forth herein, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or alteration or amendment thereto, or by the merger, consolidation or dissolution of the Issuer.

     (13) Policy Non Cancelable; Premium Non-Refundable. This Policy is not
          ----------------------------------------------
cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, of the Insured Notes prior to the maturity thereof.

     (14) No Waiver. No waiver of any rights or powers of the Insurer, the
          ----------
Noteholders or the Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

     (15) Surrender of Policy. The Trustee shall surrender this Policy to the
          --------------------
Insurer for cancellation upon expiration of the Term of this Policy.



                                      -6-


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     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed this
30th day of April, 2002.

                                         AMBAC ASSURANCE CORPORATION

Attest: /s/_Melissa L. Velie             By:/s/ Paul Livingstone
        ----------------------------        -------------------------
Title:  Assistant Secretary                 Name:  Paul Livingstone
                                            Title: First Vice President



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                                    EXHIBIT A

                                       TO

                         NOTE GUARANTY INSURANCE POLICY

                               NUMBER: AB0551BE ]

                           NOTICE UNDER NOTE GUARANTY

                        INSURANCE POLICY NUMBER: AB0551BE


Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Attention:  General Counsel

     The undersigned individual, a duly authorized officer of [ ], a [ ], as indenture trustee (the "Trustee"), hereby certifies to Ambac Assurance Corporation ("Ambac"), with reference to Note Guaranty Insurance Policy Number:
AB0551BE (the "Policy") issued by Ambac in respect of the $300,000,000 MONY Holdings, LLC Floating Rate Notes due 2017 (the "Insured Notes"), that:

          (i) the Trustee is the Trustee under that certain Indenture, dated as of April 30, 2002, by and among the Issuer, Ambac and the Trustee, as amended, supplemented or modified to the date hereof in accordance with its terms, but without regard to any amendment, supplement or modification thereto not approved or ratified in writing by the Insurer (the "Indenture");

          (ii) the Notes Deficiency Amount for the Scheduled Payment Date occurring on [ ] (the "Applicable Payment Date") is $[ ];

          (iii) the Preference Amount is $[ ];

          (iv) the total Insured Payment due is $[ ], which amount equals the sum of the Notes Deficiency Amount and the Preference Amount;

          (v) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in Clause
     (ii) above to be applied to the payment of the Notes Deficiency Amount for the Applicable Payment Date in accordance with the Indenture and for the dollar amount of the Insured Payment set forth in Clause (iii) above to be applied to the payment of any Preference Amount;

          (vi) the Trustee has not heretofore made a demand for any Insured Payments in respect of the Applicable Payment Date;

          (vii the Trustee directs that payment of the Insured Payments described herein be made to the following account(s) by bank wire transfer of federal or


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          (vii) other immediately available funds in accordance with the terms of the Policy: [INSERT TRUSTEE'S OR RECEIVER/TRUSTEE'S ACCOUNT
     INFORMATION];

          (viii) the Trustee hereby agrees that, following receipt from Ambac of the Insured Payment(s) payable to the Trustee as set forth herein, it shall
     (a) hold such amounts in trust and apply same directly to the distribution of payments on the Insured Notes when due or as otherwise required in connection with an Insured Payment in respect of a Preference Amount, (b) not apply such funds for any other purpose, (c) deposit such funds in accordance with the Indenture (except as otherwise required in connection with an Insured Payment in respect of a Preference Amount) and not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to the Insured Notes and the corresponding claim on the Policy and proceeds thereof;

          (ix) the Trustee, for the benefit of the Noteholders, hereby assigns to Ambac its rights with respect to the Insured Notes to the extent of any payments under the Policy, including, without limitation, any amounts due to the Noteholders in respect of securities law violations arising from the offer and sale of the Insured Notes; provided, that the foregoing assignment is in addition to, and not in limitation of, rights of the subrogation otherwise available to Ambac in respect of such payments; provided, further, that payments to Ambac in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Noteholders to receive all Scheduled Notes Payments in respect of the Insured Notes; provided, still further, that the Trustee shall take such action and deliver such instruments as may reasonably be requested by Ambac to effectuate the purpose or provisions of this Clause (ix); and

          (x) the Trustee, on its behalf and for the benefit of the Noteholders, hereby appoints Ambac as agent and attorney-in-fact for itself and the Noteholders in any legal proceeding with respect to the Insured Notes. The Trustee hereby agrees that Ambac may at any time during the continuation of any proceeding by or against the Issuer under any applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation (a) all matters relating to any claim in connection with any insolvency Proceeding seeking the avoidance of a Preference Amount (a "Preference Claim"), (b) the direction of any appeal of any order relating to any Preference Claim, at the expense of Ambac but subject to reimbursement as provided in the Insurance and Indemnity Agreement, and (c) the posing of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trustee hereby agrees that Ambac shall be subrogated to, and the Trustee on its behalf and on behalf of each Noteholder, hereby delegates and assigns, of the fullest extent permitted by law, the rights of the Trustee and each Noteholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights to any party to an adversary proceeding or action with respect to any court ordered issued in connection with any such Insolvency Proceeding.



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     Any capitalized term used in this Notes Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy or the Indenture.

THE FOLLOWING STATEMENT IS MANDATED BY NEW YORK STATE INSURANCE REGULATIONS (11 NYCRR PART 86):

     ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURNCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Notes
Notice under the Policy as of the [      ] day of [     ].



                               [       ], a [       ],
                                 as Trustee

                            By:____________________________
                                  Name:
                                   Trustee:




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